UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUNDTHATCOMPANY
(Exact name of registrant as specified in its charter)

NEVADA	7389	47-4982037
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

555/114 Moo 9, Sattahip District, Chonburi, 20180, Kingdom of Thailand Telephone: (877) 451-0120
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

State Agent & Transfer Syndicate, Inc. 112 North Curry Street, Carson City, Nevada, 89703-4934 Telephone: (775) 882-1013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The proposed date of sale will be as soon as practical after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.001 per share	5,000,000	$0.03	$150,000	$15.11

Total	5,000,000	$0.03	$150,000	$15.11

(1) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	36
INDEMNIFICATION OF DIRECTORS AND OFFICERS	36
RECENT SALES OF UNREGISTERED SECURITIES	36
EXHIBITS	37
UNDERTAKINGS	38
SIGNATURES	40

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

FUNDTHATCOMPANY

a Nevada corporation

5,000,000 Shares of Common Stock

This is the initial offering of common stock of FundThatCompany and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Chayut Ardwichai, will attempt to sell the shares. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ardwichai will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 314-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus.

There is no guarantee that this offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Shares Offered by the Company	Price to the Public	Selling Agent Commissions	Proceeds to the Company
Per Share	$0.03	Not applicable	$0.03
Minimum Purchase	None	Not applicable	Not applicable
Total (5,000,000 shares)	$150,000	Not applicable	$150,000

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$37,500	$75,000	$112,500	$150,000

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 7 for a discussion of these exceptions.

The Company is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents.

An investment in our common stock involves a high degree of risk. We urge you to read carefully the "Risk Factors" section beginning on page 9, where we describe specific risks associated with an investment in FundThatCompany and these securities, before you make your investment decision.

 There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2016.

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In this prospectus, unless otherwise specified references to "the Company", "our Company", "we", "us" or "our" mean FundThatCompany, unless the context otherwise requires. All financial information is stated in United States dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

FundThatCompany ("FTC") proposes to establish a rewards-based on-line crowdfunding platform. According to the Oxford Dictionary Crowdfunding is, "the practice of funding a project or venture by raising many small amounts of money from a large number of people, typically via the Internet: musicians, filmmakers, and artists have successfully raised funds and fostered awareness through crowdfunding." FTC plans to offer small startup businesses or entrepreneurs to post a project available for funding on FTC's proposed reward-based crowdfunding platform. In return for backing a project, backers/pledge donors receive different rewards (defined by the business or entrepreneur) depending on the amount of funding they commit. Our platform will focus on projects that are stipulated categories including; renewable energy, art, music, film, books, fashion, food and technologies. FTC intends to offer a wide range of tools and tips to help businesses or entrepreneurs execute a successful rewards-based funding campaign. FTC plans to offer the options of "all-or-nothing" or "keep everything" funding models. In the "all-or-nothing" model project creators choose a specific amount of money in advance (the goal/target). The project only succeeds and money only changes hands if this amount is reached within a particular time frame. In the "keep everything" model project creators keep all funds even if the crowdfunding target is not reached. Project creators will have a 100% control over their products and services. Our platform will not permit contributors to become investors or shareholders, nor can they qualify as accredited investors to participate in any financial returns.

From inception until the date of this filing, we have had no operating activities. Our financial statements from inception (September 4, 2015) through the year end September 30, 2015, reports no revenues and a net loss of $1,832. Our independent registered public account has issued an audit for FundThatCompany which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

FundThatCompany anticipates that it will derive its income by charging a 5% fee of funds raised from its proposed reward based crowdfunding platform. We do not anticipate earning revenues until such time as we enter into commercial operations. Since we are presently in the development state of our business, we can provide no assurance that we will successfully launch our proposed reward-based crowdfunding platform or attract businesses entrepreneurs or donors to our planned act ivies.

We were incorporated under the laws of Nevada effective September 4, 2015. Our principal business offices are 555/114 Moo 9, Sattahip District, Chonburi, 20180, Kingdom of Thailand and our telephone number is (877) 451-0120.

Since becoming incorporated, FundThatCompany has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidation nor has the Company any plans nor does any of its shareholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change management. Neither management nor the Company's shareholders have plans or intentions to be acquired. FundThatCompany is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Being an Emerging Growth Company

FTC is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting soled of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Shareholders who hold privately placed shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 are not available for the resale of securities initially issued by either reporting or non-reporting shell companies or an issuer that has been, at any time previously, a reporting or non-reporting shell company. This restriction may have an impact on our ability to attract additional capital and implement our business plan and sustain operations.

Moreover, because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can. Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934. These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

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FTC is a development stage company and currently has limited business operations, no revenues and no significant assets. The Company will require $25,000 of funding during the next 12 months to start and remain in business. The Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission and will develop its logo and begin the process of developing its website. The funds will be allocated to items outlined in Use of Proceeds on page 17; Offering Expenses, Logo development and Website development.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. The purchase of the securities offered by this prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. Our independent registered public accountant has issued an audit opinion on FundThatCompany which includes a statement expressing substantial doubt as to our ability to continue as a going concern. You should carefully read and consider the section of this prospectus entitled "Risk Factors" beginning on page 9 before buying any shares of our common stock.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the "say-on-pay", "say-on-pay frequency" and "say-on-golden parachute" requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance; Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure; Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures; Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements; Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management's Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an "issuer", as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting; Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer's registered public accounting firm. Currently, this requirement is only applicable to "accelerated filers" and "large accelerated filers" as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules; The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor's report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

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We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a. Solicitation of proxies in violation of rules and regulations:

It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b. Giving or refraining from giving proxy in respect of any security carried for account of customer:

1.

It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2.

With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

The Offering

FundThatCompany has 10,000,000 of common stock issued and outstanding and is registering an additional 5,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 5,000,000 shares of common stock after the registration becomes effective. The price at which the Company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. FundThatCompany will receive all proceeds from the sale of the common stock.

The Issuer:	FundThatCompany

Securities Being Offered:	5,000,000 shares of common stock

Offering Price:	$0.03

Termination of the Offering:

This offering will conclude at when all the securities offered are sold or within 180 days after the registration statement becomes effective with the Securities and Exchange commission whichever occurs first.

Net Proceeds:	$137,485 (net of the $12,515 registration costs) if 100% of the shares are sold from this offering. There is no minimum number of shares to be sold in this offering, nor is there any guarantee that the Company will raise any proceeds from this offering.

Use of Proceeds:	See "Use of Proceeds" and the other information in this prospectus.

Outstanding Shares of Common Stock:

There are 10,000,000 shares of common stock issued and outstanding as September 30, 2015 held solely by our President and Chief Executive Officer, and Secretary, Chayut Ardwichai. Payment for the shares of $10,000 was received by the Company on October 26, 2015.

Risk Factors:

See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

You should rely only upon the information contained in this Prospectus. FundThatCompany has not authorized anyone to provide you with information different from that which is contained in this Prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.

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Summary of Financial Data

The following summary of financial data summarizes certain information from our audited financial statements as at September 30, 2015.

	As of June 30, 2016	As of September 30, 2015

Revenues	$0	$0
Operating Expenses	$(11,709)	$(1,832)
Net Loss	$(11,709)	$(1,832)
Working Capital	$(3,541)	$(1,832)
Shareholder's Equity (Deficit)	$(3,541)	$(1,832)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

We are a recently organized as an early stage company but have not yet commenced operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on September 4, 2015 and to date have been involved primarily in organization activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business well be successfully. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new niche market online sales activities and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to our proposed platform and website development, market acceptance of our proposed crowdfunding platform by businesses or entrepreneurs, and challenges relating to bringing potential donors to projects presented on proposed platform and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to launch our prospective platform, we anticipate that FundThatCompany will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are an early-stage organization and have a correspondingly small financial and accounting organization. Being a public company may strain our resources, divert management's attention and affect its ability to attract and retain qualified officers and directors.

We are an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated there under entail significant accounting, legal and financial compliance costs which may be prohibitive to us as we develop our business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management's attention may be diverted from other business concerns, which could have a material adverse effect on the development of our business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain adequate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

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Our Company's Management has no prior experience in running a public company; the Company may be faced with additional costs to maintain its reporting requirements. Such costs could have a material adverse effect on our business financial condition and operating results.

Because the Company's management has no prior experience in running a public company, the Company may be faced with additional costs to maintain its reporting requirements and as such may be reliant upon external consultants and additional accounting and legal advice. These costs may be significant and such costs may have an adverse effect on our ability to operate and our results of operations.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. Since our inception on September 4, 2015 to September 30, 2015, we had a net loss of $1,832. We have not generated revenues from operations and do not expect to generate revenues from operations unless and until we are able to bring our concept. There is a risk that we may never bring launch our proposed concept to the market place or that our business concept will attract customer. In addition there is no guarantee and that our operations will be profitable in the future and you could lose your entire investment.

One of the biggest challenges facing us will be in securing adequate capital to implement our proposed plan of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. We must keep our expenses and the costs of marketing and the development of our proposed online platform at a minimum in order to generate a profit from the revenues that we anticipate receiving from the charging of a 5% fee of funds raised from our proposed reward-based crowdfunding platform. Third, in order to expand, we will need to implement effective sales and marketing strategies to reach and forge new business markets to attract businesses, entrepreneurs and pledge donors to our proposed on-line site. We have devised our initial sales, marketing and advertising strategies, however, we will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, we will continuously identify, attract, solicit and manage potential employee talent, which requires us to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for us as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients. These tasks require significant time and attention from our management, and employees may nevertheless become dissatisfied with their respective tenure with us.

Due to financial constraints and the early stage of our life, we have to date conducted no advertising and marketing to reach potential customers. In addition, we have not yet located the sources of funding for development of our proposed concept on a broader scale through acquisitions or other major partnerships. If we were unable to locate such financing and/or later develop strong and reliable sources of potential new business relationships and a means to efficiently reach new business partners and customers, it is unlikely that we will be able to develop its proposed expanded operations and business plan. Moreover, the above assumes that our proposed services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed

Our auditors have questioned our ability to continue operations as a "going concern." Investors may lose all of their investment if we are unable to continue operations and generate revenues. We hope to obtain significant revenues from future fees generated from our proposed reward-based crowdfunding platform. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities. However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favorable to us.

Our competition is intense in all phase of our business.

The Reward-Based Crowdfunding market is dominated by KICKSTARTER with more than 13 million visitors per month (crowd101-July, 2015) and INDIEGOGO with 7.6 million unique visitors (beebom.com – April, 2015). According to Statista (statista.com -2012) there are 454 crowdfunding platforms worldwide and of those 191 were located in the United States. Other crowdfunding platforms included GoFundMe, GoGetFunding, Tubestart, Pozible and Rockethub to name a few. Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do. These and other competitors are likely to have distribution and marketing channels for their platforms that we do not have, which places us at a significant disadvantage. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

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Our business is subject to many regulations and noncompliance is costly.

The marketing and development of our proposed on-line crowdfunding platform comes under the Jumpstart Our Business Startup ("JOBS") Act. These rules related to exemptions under the Securities Act of 1933 and are administered by the Securities and Exchange Commission ("SEC"). If a regulatory authority finds that we are not in compliance with any of these regulations, we may be fined, or we may be stopped from operating our proposed on-line platform, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our proposed crowdfunding platform. Furthermore, the rules and regulation are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements could have an adverse effect on our business, financial condition and results of operations.

Our president and chief executive officer does not have any formal training specific to the rewards-based crowdfunding business.

Our President and Chief Executive Officer is Mr. Chayut Ardwichai. Mr. Ardwichai has no direct training or experience in developing and marketing of a reward-based crowdfunding business for the general market place. Our management team may not be fully aware of the specific requirements related to working within this industry. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

Our current president and chief executive officer has other business interests.

Chayut Ardwichai, our President and Chief Executive Officer, currently devotes approximately fifteen hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Ardwichai to our company could negatively impact our business development.

Because our sole officer and director resides' abroad, shareholders may have difficulties enforcing their legal rights under United States securities laws.

Mr. Ardwichai is a citizen and resident of Thailand. In the event that any shareholder action was launched including a suit or judgment or other legal matters there is no assurance that Mr. Ardwichai will be able to appear within the jurisdiction. Additionally, it may be difficult to effect service or process within the United States against Mr. Ardwichai; to enforce any United States Court judgements based on civil liability provisions of the United States federal securities laws against him in the United States; to enforce in a Thailand court judgments base on civil liability provisions of the United States federal securities laws; and to bring action against Mr. Ardwichai in a Thailand court based on civil liability provisions of the United States federal securities laws. This may lead to delays, unforeseen situations and lack of investors' trust in our sole officer and director. Such matters could have a significant negative effect on the success of our business.

We have requirements for and there is an uncertainty of access to additional capital.

At September 30, 2015, we had no cash and working capital of $1,832. We will continue to incur development costs to fund our proposed plan of operations and intend to fund our proposed plan of operations from working capital, equity subscriptions and shareholders' loans. Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through , debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

Our current operations do not generate any cash flow. Our current operating funds are less than necessary to complete our intended plan of operations. We will need the funds from the offering to begin to operate our proposed business only until Phase I of our Plan of Operation, which requires minimum funding of $150,000 for Phases I and II. Our failure to obtain such additional financing could result in delay or indefinite postponement of proposed operations which would have a material adverse effect on our business.

We lack an operating history.

We were incorporated on September 4, 2015 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, and our ability to attract businesses/entrepreneurs and pledge donors to our proposed on-line site and to generate revenues from successful campaigns offered on our proposed site.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

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Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our proposed product; fluctuations in the demands of our product; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

We may not be able to gain any significant market acceptance.

The Company's growth strategy is substantially dependent upon our ability to access potential businesses and entrepreneurs to our proposed on-line site to present their campaigns; and our ability to draw donors to our site and pledge funds to the campaigns presented to our rewards-based crowdfunding platform. However, our planned crowdfunding product may not achieve significant market acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's to produce a viable and vibrant on-line presence and achieve market acceptance could have a material adverse effect on our business, financial conditions and results of our operations.

RISKS ASSOCIATED WITH THIS OFFERING

There is no minimum number of shares that must be sold and no assurance that the proceeds from the sale of shares will allow the Company to meet its goals.

We are selling our shares on a "best efforts" basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our President and Chief Executive Officer, who will not be separately compensated for his efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

Our officers and directors may have a conflict of interest with the minority shareholders.

Chayut Ardwichai, our President and Chief Executive Officer and sole Director, beneficially owns 100% of our outstanding common stock. Assuming the sale of all 5,000,000 shares in this offering, Mr. Ardwichai will own approximately 66.67% of all shares of common stock of the Company. The interest of Mr. Ardwichai may not be, at all times, the same as that of our other shareholders. Mr. Ardwichai is not simply a passive investor but is also an executive officer and director of the Company and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Ardwichai exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company's Board of Directors. Also, Mr. Ardwichai has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

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We Are An "Emerging Growth Company" And We Cannot Be Certain If The Reduced Disclosure Requirements Applicable to Emerging Growth Company Will Make Our Common Stock Less Attractive to Investors.

We are an "emerging growth company," as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart our Business Start-ups Act, we will remain an "emerging growth company" until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
•	the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, or the Exchange Act.

Under the Jumpstart Our Business Start-ups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

There has been no prior public market for our securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for our securities and we cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in us. We intend to apply for quotation of our common stock on the OTCBB or OTCQB as soon as possible which may be while this offering is still in process. However, we do not know if we will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTCBB or OTCQB. If for any reason the common stock is not listed on the OTCBB or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.

Our shares may not become eligible to be traded electronically which could result in brokerage firms being unwilling to trade them.

Our shares of common stock may be eligible to be quoted on the OTCBB or OTCQB. Our shares are not eligible with Depository Trust Company (DTC) to trade electronically. Because we are not DTC eligible, our shares will not be electronically transferred between brokerage accounts, the practical effect of which means that our shares will not trade much, if at all, on the OTCBB or OTCQB. In order for our shares to trade on the OTCBB or OTCQB, our shares would need to be traded manually between broker dealers and their accounts, which is time consuming, costly and cumbersome. We cannot guaranty that our shares will ever become DTC eligible or, if in the event we apply for DTC eligibility, how long it will take to become eligible.

We do not intend to pay dividends to our stockholders so investors will not receive any return on investment in us prior to selling their equity interest.

We do not project paying dividends but anticipate that we will retain future earnings for funding our growth and development. Therefore, investors should not expect us to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their shares, and if and when a market for such shares develops. Furthermore, even if a market for our securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid in this offering.

Our stock will be a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

As the Company's shares may be trading under $5.00 per share is the offering becomes effective, the shares may be traded as a "penny stock". The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock.

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We are not registered on any market or public stock exchange. There is presently no demand for our common stock and to public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB or OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in the over-the-counter securities. The OTCBB or OTCQB is not an issuer listing service, market or exchange. Although the OTCBB or OTCQB does not have any listing requirements per say, to be eligible for quotation on the OTCBB, issuers must remain correct in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issue does not meet the filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filings during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA or that application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between FundThatCompany and anyone acting on our behalf, with any market maker regarding participation in a future trading market four our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Offering price has been arbitrarily set by company.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on September 4, 2015 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

Investing in the company is highly speculative investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company's shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than the pro rata portion of the assets.

The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and to not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro-rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

The Company's management could issue additional shares.

The Company has 75,000,000 authorized common shares, of which 10,000,000 are currently issued and outstanding and only 15,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity portion of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, or your investment.

We do not have an escrow or trust account for investors' subscriptions.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

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Because our Company is a shell company there are restrictions imposed upon the transferability of unregistered shares and the use of Form S-8, which will likely have a negative impact on our ability to attract additional capital.

FundThatCompany is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Shareholders who hold privately placed shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 are not available for the resale of securities initially issued by either reporting or non-reporting shell companies or an issuer that has been, at any time previously, a reporting or non-reporting shell company. This restriction may have an impact on our ability to attract additional capital and implement our business plan and sustain operations.

Moreover, because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can. Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934. These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

Anti-takeover rules of certain provisions of the Nevada state law my hinder a potential takeover.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of FundThatCompany, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law and our Articles of Incorporation may protect our director from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

15

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act would lead to loss of investor confident in our reports of financial information.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, after our Registration Statement is declared effective by the Securities and Exchange Commission, we intend to make a filing to which would result in the company becoming a mandatory filer under the Securities Exchange Act of 1934, as amended. For subsequent reports, we will be required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

To maintain compliance with Section 404 of the Act, we intend to engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging and requires management to dedicate scarce internal resources and to retain outside consultants.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for securities disclosure reporting deadlines. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

Risks Related to Investing in Our Company

We lack an operating history.

We were incorporated on September 4, 2015 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

We may be open to lawsuits if campaigns offered on our site turnout to be fraudulent.

While we will make every effort to ensure that the campaigns offered on our site are legitimate, there is no assurance that fraudulent campaigns may be listed. This may result in possible lawsuits against the Company and significant harm to the Company's market profile.

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Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our service/product; fluctuations in the demands of our product; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Further any safe harbor protections implied or stated do not apply to any statements made in connection with the offer. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.

USE OF PROCEEDS

FundThatCompany offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of $150,000 is raised in this offering, the Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission, and seek financing. However, the Company currently has no source of additional funding, will not commence seeking additional financing until this registration statement is effective, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

Use of Proceeds	25% of Shares Sold ($37,500)	50% of Shares Sold ($75,000)	75% of Shares Sold ($112,500)	100% of Shares Sold ($150,000)
	$	$	$	$
Less Offering Expenses
Legal & Accounting	10,000	10,000	10,000	10,000
Printing costs	300	300	300	300
Transfer Agent	2,200	2,200	2,200	2,200
Registration fee	15	15	15	15
Total Offering expenses	12,515	12,515	12,515	12,515

Logo development	1,000	2,000	3,000	3,500
Website development & Support	14,000	29,000	42,000	55,000
Office supplies and telephone	1,000	2,500	4,000	5,000
Advertising & SOE costs	6,000	24,000	44,000	63,000
Travel	3,000	5,000	7,000	11,000
Totals	37,500	75,000	112,500	150,000
NET PROCEEDS FROM OFFERING	$24,985	$62,485	$99,985	$137,485

FundThatCompany will establish a separate bank account and all proceeds will be deposited into that account. Mr. Chayut Ardwichai, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process to effectiveness of this registration statement, but we will require full funding to begin to implement our complete business plan.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company's sole director" and officer for common equity since the Company's inception on September 4, 2015. Chayut Ardwichai, the Company's sole officer and director purchased 10,000,000 (ten million) common shares at a price $0.001 per share a difference of $0.029 per share lower than the price in this offering, with $10,000 in net proceeds to the Company. The 10,000,000 shares of Mr. Ardwichai valued at $10,000 are reflected as "Capital contributions" in the table entitled, "Existing Stockholders if all of the Shares are sold." The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, "Capital contributions." Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value (deficit) per share before offering	$(0.0000)
Potential gain to existing shareholders	$150,000
Net tangible book value per share after offering	$0.0093
Increase to present stockholders in net tangible book value per share after offering	$0.0095
Capital contributions	$150,000
Effective cash contributions of the Company's existing sole shareholder (1)	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	66.7%

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Purchasers of Shares if all of the Shares are Sold
Price per share	$0.03
Dilution per share	$0.0207
Capital contributions	$150,000
Percentage of capital contributions	94.0%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.03
Dilution per share	$0.0226
Capital contributions	$112,500
Percentage of capital contributions	92.0%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	27.0%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.03
Dilution per share	$0.0249
Capital contributions	$75,000
Percentage of capital contributions	88.0%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	20%

Purchasers of Shares in this Offering in 25% of Shares Sold
Price per share	$0.03
Dilution per share	$0.0276
Capital contributions	$37,500
Percentage of capital contributions	79.0%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	11.11%

(1) Chayut Ardwichai, our sole shareholder (and President and Chief Executive Officer) acquired 10,000,000 shares of common stock at $0.001 per share for a total cost of $10,000.

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PLAN OF DISTRIBUTION

FundThatCompany has 10,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 5,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Chayut Ardwichai will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1943 as amended (the "Exchange Act"). In general Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participated in an offering of the issuer's securities. Mr. Ardwichai is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Ardwichai will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ardwichai is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 month), an associated person of a broker or dealer. At the end of the offering, Mr. Ardwichai will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ardwichai will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

FundThatCompany will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board or the OTCQB a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities law of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification require is available and with which FundThatCompany has complied.

In addition and without limited the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. FundThatCompany will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our officer and director, Chayut Ardwichai, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share. As of September 30, 2015 there were 10,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder or record.

Common Stock

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock representing 50.1% of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, except as otherwise provided by statute. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shawl be sufficient to elect. On all other matters except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders hall be necessary to authorize any corporate action to be taken by vote of the stockholders. A "plurality" means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statues of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of FundThatCompany, regardless of whether such acquisition may be in the interest of our stockholders.

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STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time a transfer agent is retained, FundThatCompany will act as its own transfer agent.

RULE 144 AND REGISTRATION AGREEMENTS

All 10,000,000 shares of our issued and outstanding shares of our common stock are "restricted securities" under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 10,000,000 shares can be resold under Rule 144 or are subject to any registration agreement.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

The financial statements included in this registration statement have been audited by PLS CPA, A Professional Corporation, 4725 Mercury Street, Suite 210, San Diego, CA 92111, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Organization

FundThatCompany was incorporated on September 4, 2015 under the laws of the State of Nevada. Mr. Chayut Ardwichai has served as President, Chief Executive Officer and Secretary of our company from September 4, 2015 to the current date. No person other than Mr. Ardwichai has acted as a promoter of FundThatCompany, since our inception. There are no agreements with us pursuant to which Mr. Ardwichai is to receive from us or provide to us anything of value. The Company plans to offer its Rewards-based Crowdfunding platform solely in the United States.

FundThatCompany is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Shareholders who hold privately placed shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 are not available for the resale of securities initially issued by either reporting or non-reporting shell companies or an issuer that has been, at any time previously, a reporting or non-reporting shell company. This restriction may have an impact on our ability to attract additional capital and implement our business plan and sustain operations.

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General

FundThatCompany ("FTC") proposes to establish a rewards-based on-line crowdfunding platform. According to the Oxford Dictionary Crowdfunding is, "the practice of funding a project or venture by raising many small amounts of money from a large number of people, typically via the Internet: musicians, filmmakers, and artists have successfully raised funds and fostered awareness through crowdfunding." FTC plans to offer small startup businesses or entrepreneurs to post a project available for funding on FTC's proposed reward-based crowdfunding platform. In return for backing a project, backers/pledge donors receive different rewards (defined by the business or entrepreneur) depending on the amount of funding they commit. Our platform will focus on projects that are stipulated including categories of; renewable energy, art, music, film, books, fashion, food and technologies. FTC intends to offer a wide range of tools and hints to help businesses or entrepreneurs execute a successful rewards-based funding campaign. FTC plans to offer the options of "all-or-nothing" or "keep everything" funding models. In the "all-or-nothing" model project creators choose a specific amount of money in advance (the goal/target). The project only succeeds and money only changes hands if this amount is reached within a particular time frame. In the "keep everything" model project creators keep all funds even if the crowdfunding target is not reached.

FundThatCompany ("FTC") is an early stage company that intends to focus on a rewards-based crowdfunding model. FTC does not intend to curate the projects that it hosts. We plan to position ourselves as an inclusive community that does not decide which projects merit funding. FTC will allow a wide range of categories and whether a project gets funded is up to potential supporters. In addition FTC will not pick projects to promote on our site. That is not to say that anything goes in terms of launching projects. In order to launch a campaign on FTC's site the presenter must conform to FTC's Term on Use. These would include but not limited to things like being over the age of 18, not offering alcohol or weapons as a reward and not using the site to disparage other individuals or companies. Project creators will have a 100% control over their products and services. Our platform will not permit contributors to become investors or shareholders, nor can they qualify as accredited investors to participate in any financial returns.

The key to success will be the Company's ability to differentiate ourselves from all other rewards-based crowdfunding platforms. This will be a difficult task, we will need to not only gain market acceptance of our platform, but be able standout from the crowd in our brand recognition. To help we will include on our proposed platform advice, references and tools to assist project providers in; making a video; templates to summarize a campaign page; suggestions on setting a funding goal and deadline; suggestions on marketing a project to pledge donors; suggestions on rewards and perks. Offering great rewards by project providers is one of the best ways to encourage support for a project. Depending on the type of project being offered often determines the type of reward being offered. This could include copies on what the project is making, signed prints, tickets to the project show and things like T-shirts and totes. Rewards that have been offered in KickStarter and Indiegogo rewards-based projects have include bike tours, studio visits, food photography, script scraps, fifteen minutes of podcast fame, dinner for two, bumper stickers, handcrafted mugs, sheet music, backstage passes, headwear such as beanies, handwritten postcards, cool calendars to name just a few.

Providing tools to assist projects is important but we believe to really achieve brand recognition we will need to market our proposed platform in a distinct non-traditional way via clever streaming videos, social media and mainstream advertising within the United States. We intend to stress the excitement and fun of presenting projects on our proposed site. We plan to offer more support and guidance for our customers and pledge donors. We hope that our proposed site will eventually become a community over time. In the end the key to success of our proposed rewards-base crowdfunding platform will be the quality of projects that we attract to our site. The more successful the projects the more recognition for our platform. We have not yet begun the development of our website but have procured a web domain name of "FundThatCompany.com".

During the next 12 months, FundThatCompany intends to continue its ongoing research and marketing plan by attending two tradeshows/conferences; The One Spark festival held once a year (in Jacksonville, Florida in April 2016). The other conference we have targeted is the Renewable Energy Conference to be held in London, UK in November of 2016. We also intend to develop a unique logo. We will also source third-party companies to assist us in social media and traditional marketing; and setting up the company's on-line platform website and begin to market our proposed rewards-based crowdfunding product.

We have not earned any revenues to date. Our independent registered public accountant has issued an audit opinion which includes statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood that we may never be able to gain acceptance of our proposed rewards-based crowdfunding platform in the marketplace that the Company would need to successfully complete its plan of operation and develop and implement the Company's web-site platform. If our company is not capable of building a market for its proposed product, all funds that we spend on development will be lost.

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Product/Service

FundThatCompany ("FTC") intends to offer and rewards-based on-line crowd funding site. FTC plans to offer the options of "all-or-nothing" or "keep everything" funding models. In the "all-or-nothing" model project creators choose a specific amount of money in advance (the goal/target). Our platform will focus on projects that are stipulated categories including renewable energy, art, music, film, books, fashion, food and technologies. The project only succeeds and money only changes hands if this amount is reached within a particular time frame. In the "keep everything" model project creators keep all funds even if the crowdfunding target is not reached. We will also include on our proposed site information resources that provide creative crowdfunding guidance, tips and due diligence services. Project creators will have a 100% control over their products and services. Our platform will not permit contributors to become investors or shareholders, nor can they qualify as accredited investors to participate in any financial returns.

Fees

We plan to generate revenues from charging a fee of 5% of funds raised on our proposed rewards-based crowdfunding site. We plan on accepting payments from pledge/donors via PayPal or credit card processing on the site. Estimate fees for those payment options are 3% to 5% of the amount.

Crowdfunding Market Analysis

Crowdfunding is a new method for raising funds that combines traditional fundraising with modern technology and modern marketing techniques such as the internet, software, video and social media. The general idea of fundraising has been around forever, but never before have these capabilities converged like they have over the past few years. Billions of people around the world ("the crowd") are all within a few clicks of one another; crowdfunding brings together ideas and funding to enable collective action on a massive scale. Now almost anyone can raise money from large and potentially unlimited number of people instead of going through only 1 or 2 traditional entities such as banks, brokers or large investors.

Crowdfunding has been most prominent in creative areas such as film and music, where supporters received rewards or perks (often in the form of a copy of the item being crowdfunded) in exchange for their contribution/donation. However, the model has spread to dozens of other industries such as technology, fashion, charities, food, and continues to expand every day. Even more traditional industries such as banking and real estate have started to adopt some forms of crowdfunding. With the recently announced on October 30, 2015 by the Securities and Exchange Commission (the"SEC") implementation of the federal JOBS Act and similar stare-based laws, "equity" crowdfunding in the United States is set to be implemented. So instead of receiving a t-shirt, product or item for your contribution, you may be able to receive actual equity in the idea or business. Because of crowdfunding, businesses, entrepreneurs and creative minds across the globe are now able to access secure funding for ideas that previously may have never seen the light of day.

Crowdfunding has been a big source of funds for a lot of people with various needs around the world. In the United States and in most of Europe, there is already a strong contributor to growth as they have been practicing and innovating many of the crowdfunding sites over the past years. However in South East Asia, crowdfunding is just starting to gain some much needed traction with a few countries starting to put up sites of their own. Massolutions 2015 CF Industry Report released in 2015. It states that the industry broke through to an astounding 167% grown from $6.1 billion in 2013 to $16.2 billion in 2014 and 2015 projections are projected to double again to $34.4 billion.(crowdsourcing.com – April 7, 2015)

The biggest revelation in these numbers is that the 2014 growth in crowdfunding global was due to the rise of funding sites in Asia. There are estimates of about $3.4 billion raised which is slightly more than what Europe raise in the same year. The United States still paves the way with about $9.46 billion raised through crowdfunding.

According to Massolutions 2015 CF Industry Report, businesses and entrepreneurship remain the most popular crowdfunding category, collection $6.7 billion in 2014, which represents 41.3% of total crowdfunding volume. Social causes ($3.06 billion), films and performing arts ($1.97 billion), real estate ($1.01 billion) and recording arts ($736 million) found out the top five categories.

Successful crowdfunding campaigns are not by accident. You need a great idea and some luck. FundThatCompany expects to provide potential project providers on our proposed site the resources necessary to assist in their endeavors for a successful result.

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The Different Crowdfunding Models and Formats

1.       Rewards-based – (most popular model and what most people generally consider traditional crowdfunding.)

In this model, (model which FundThisCompany proposes to launch is on-line site) entrepreneurs and businesses raise funding from the crow in exchange for rewards, perks and maybe the actual items being crowdfunded. These crowdfunding sites allow campaign creators to make a "crowdfunding page", which contains a pitch, video, photos and written information about the idea of product. There is usually a "comments" section so backers/donors can ask questions, and "updates" section so the creators can provide updates, and a "rewards/perks" section to show what supports can receive in exchange for their contribution. With reward-based platforms, backers/donors provide financial assistance and support, but are not owners or investors of the project.

2.       Equity/Investment – (also known as "Equity crowdfunding" or "Investment crowdfunding")

Equity crowdfunding is crowdfunding in the sense that businesses, companies and individuals are seeking money from the crowd via an online crowdfunding site. But they are offering actual ownership in their company or idea to ordinary investors. The idea is that normal backers have the opportunity to become investors (previously this type of early-stage investing was mostly limited by law to accredited high net worth individuals). Opening us this type of investing to everyone – thus allowing startups to seek funding from everyone – is what most people refer to as "equity" or "investment" crowdfunding. It is important to note that this type of crowdfunding is more complex that reward-based crowdfunding and may be heavily regulated because of it involves securities.

3.       Debt/Lending

Loan-based crowdfunding is similar to equity crowdfunding, but instead of receiving ownership in the company, investors receive interest, revenue or their principal back. The crowd "lending" money to businesses and individuals, and may share in some of the upside if the loan is paid back or they become profitable. This is also more complex that traditional reward-based crowdfunding.

4.       Donations/Charity

This crowdfunding model is essentially the modern version of charitable fundraising. Using the internet and online marketing techniques, charitable groups, organizations and individuals can raise crowdfunding for anything. They can reach the crowd all over the world through social media, pictures, and videos. But these are purely donations and o product or item is expected in return.

5.       Other

There are "niche" players under each category of crowdfunding models mentioned above. For example, there are crowdfunding sites specifically for books and authors, real estate and music.

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Competition

While almost all the media attention in crowdfunding goes to mega platforms like Kickstarter and Indiegogo, there are hundreds of other crowdfunding websites in the marketplace. According to Statista (statista.com -2012) there are 454 crowdfunding platforms worldwide and of those 191 were located in the United States. Other crowdfunding platforms included GoFundMe, GoGetFunding, Patreon, Tubestart, Pozible and Rockethub to name a few.

A comparison of the two main players (Kickstarter and Indiegogo) in the rewards-based crowding funding platforms is as follows (beebom.com 04/2015);

Comparison Factor	Kickstarter	Indiegogo

Success Rate	44%	33%
Campaign Model	All-or-Nothing	Flexible
Boundary limitations	USA, UK, Canada	International
Percentage Share	5%	4%
Successful amount raised	$1.66 billion	$378 million
Projects launched	224,701	44,498
Total Pledges	21.8 million	5 million

Both of these platforms are widely respected and are arguably the leaders on the growing crowdfunding industry. A growing number of niche players are growing throughout the world, providing even more competition.

Marketing Strategy

Our online marketing strategy will rely on our website to provide product information and answer the questions businesses, entrepreneurs and pledge donors have about our proposed rewards-based online site and the campaigns offered on the site. We will also include on our proposed site, information resources that will help provide creative crowdfunding guidance, tips and due diligence services. The following are strategies we intend to use:

Search Engines – we will engage a firm that will assist in Search Engine Optimization ("SOE"). This will assist FundThatCompany to achieve a top search engine ranking, get traffic to its website and increase business leads.

26

Social Media - we intend to have a strong presence with Facebook, LinkedIn, Instagram, Twitter, YouTube, Crowdfunding Blogs, fiver and Google Analytics.

Traditional Advertising – we will place strategic advertising in publications that provide the greatest exposure to potential project creators and backers. We will also subscribe with firms that can provide email lists for online campaigns.

Tradeshows/Conferences – We intend to attend trade shows and conferences relating to crowdfunding, these include but not limited to , One Spare 2016, Jacksonville Florida, the world's largest crowdfunding festival; Renewable Energy Conference, November, 2016 in London, UK. We intend to attend and market our platform to our technology, music, and film festivals, conferences as funds are available.

Successful crowdfunding campaigns are not by accident. You need a great idea and some luck. FundThatCompany expects to provide potential project providers on our proposed site the resources necessary to assist in their goals for a successful result.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation

Patent and Trademarks

We do not own, either legally or beneficially, any patent or trademark

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings

Compliance with Government Regulations

We propose to offer a Rewards-based Crowdfunding platform within the United States that is in compliance with all rules, regulations and directives of government authorities' agencies under the Jumpstart Our Business Startups ("JOBS") Act. There are no regulatory approvals required to launch our proposed Rewards-based Crowdfunding web-site as we are not engaging in equity or debt Crowdfunding, which requires significant compliance oversite. There are no specific costs for compliance in order to launch our proposed platform. However, the operation of our proposed business are subject to the rules, regulations as interpreted by the Securities and Exchange Commission ("SEC") and some state regulatory statutes that relate to crowdfunding and may change and effect the operations of our proposed operations in the future. In order to maintain current with any new rules and regulations we plan to join the Not-For-Profit associates; CFIRA (Crowdfund Intermediary Regulatory Advocates) and NLCFA (National Crowdfunding Association).

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LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us.

Facilities

We currently are supplied office space free of rent from our sole Director and President and Chief Executive Officer, Chayut Ardwichai, and do not own or rent any physical property, and do not own or rent any real property. Our current business is; 555/114 Moo, Sattahip District, Chonburi, 20180, Thailand. Our telephone number is (877) 451-0120. Our agent for service in the USA is State Agent & Transfer Syndicate, Inc., 112 North Curry Street, Carson City, Nevada, 89703. Their telephone number is (775) 882-1013.

Management believes that current arrangement is sufficient for its needs at this time. The company intends to lease its own offices and production facilities at such time as it has sufficient financing to do so. Management believes the current premises are sufficient for its needs at this time.

 Employees and Employment Agreements

We have no employees as of the date of this prospectus. We have no employment or other agreement with Mr. Ardwichai our President and Chief Executive Officer or any other person. Mr. Ardwichai currently devotes approximately fifteen hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the company. We anticipate we will conduct our business largely through consultants.

Available Information

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as proved by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

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FINANCIAL STATEMENTS

The financial statements of FundThatCompany for the fiscal years ended September 30, 2015 and related notes, included in this prospectus have been audited by PLS CPA, A Professional Corporation, 4725 Mercury Street, Suite 210, San Diego, CA 92111 and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

FUNDTHATCOMPANY

FINANCIAL STATEMENTS

September 30, 2015

F-1

PLS CPA, A PROFESSIONAL CORPORATION

◆ 4725 MERCURY STREET #210 ◆ SAN DIEGO ◆ CALIFORNIA 92111 ◆

◆ TELEPHONE (858)722-5953 ◆FAX (858) 761-0341 ◆ FAX (858) 764-5480

◆ E-MAIL changgpark@gmail.com ◆

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

FundThatCompany

We have audited the accompanying balance sheet of FundThatCompany September 30, 2015 and the related financial statements of operations, changes in shareholder's equity and cash flows for the period September 4, 2015 (inception) to September 30, 2015. These financial statements are the responsibility of the Company's management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FundThatCompany as of September 30, 2015, and the results of its operation and its cash flows for the period from September 4, 2015 (inception) to September 30, 2015 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

November 20, 2015

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

F-2

FUNDTHATCOMPANY

BALANCE SHEET

September 30, 2015

ASSETS

CURRENT ASSETS
Cash	$-

TOTAL CURRENT ASSETS	$-

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Due to related party	1,832

TOTAL CURRENT LIABILITIES	1,832

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT	-
Common stock Authorized 75,000,000 shares of common stock, $0.001 par value, Issued and outstanding 10,000,000 shares issued and outstanding	10,000
Subscription receivable	(10,000)
Accumulated deficit	(1,832)

TOTAL STOCKHOLDER'S DEFICIT	(1,832)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

F-3

FUNDTHATCOMPANY

STATEMENT OF OPERATIONS

From inception (September 4, 2015) to September 30, 2015

REVENUE	$-

OPERATING EXPENSES
General and administrative	$1,832

TOTAL OPERATING EXPENSES	(1,832)

NET LOSS	(1,832)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	10,000,000

The accompanying notes are an integral part of these financial statements.

F-4

FUNDTHATCOMPANY

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM SEPTEMBER 4, 2015 (INCEPTION) TO SEPTEMBER 30, 2015

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total

Balance, September 4, 2015 (inception)	-	-	-		-	-
Common stock issued for cash	10,000,000	10,000	-	(10,000)	-	-
Net loss for period ended September 30, 2015	-	-	-		(1,832)	(1,832)

Balance, September 30, 2015	10,000,000	$10,000	$-	$(10,000)	$(1,832)	$(1,832)

The accompanying notes are an integral part of these financial statements.

F-5

FUNDTHATCOMPANY

STATEMENT OF CASH FLOWS

From September 4, 2015 (date of inception) to September 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,832)
Adjustments to reconcile net loss to net cash used in operating activities	-
Expenses paid by related party	1,832
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-

NET INCREASE IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$-

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

FUNDTHATCOMPANY

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 (Audited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

FundThatCompany was incorporated in the State of Nevada as a for-profit Company on September 4, 2015 and established a fiscal year end of September 30. The Company is organized to establish a portal for Rewards-Based Crowdfunding.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $1,832. As at September 30, 2015, the Company has a working capital deficit of $1,832. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of September 30, 2015, the Company has not issued any shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company's financial assets and liabilities approximates their fair values due to their short term maturities.

F-7

FUNDTHATCOMPANY

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 (Audited)

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of September 30, 2015, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at September 30, 2015 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On September 4, 2015, the Company issued 10,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $10,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended September 30, 2015, the CEO paid expenses of $1,832 on behalf of the Company. The amounts due to the related party are unsecured and non- interest-bearing with no set terms of repayment.

F-8

FUNDTHATCOMPANY

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 (Audited)

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

September 30, 2015

Net loss before income taxes per financial statements	$(1,832)
Income tax rate	34%
Income tax recovery	(623)
Non-deductible	--
Valuation allowance change	623

Provision for income taxes	$–

The significant component of deferred income tax assets at September 30, 2015, is as follows:

September 30, 2015
Net operating loss carry-forward	$623
Valuation allowance	(623)

Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of September 30, 2015 the Company has no unrecognized income tax benefits. The Company's policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended September 30, 2015 and no interest or penalties have been accrued as of September 30, 2015. As of September 30, 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2015 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

On October 26, 2015, the Company received $10,000 for issued 10,000,000 common shares at $0.001 per share to the sole director and President of the Company on September 4, 2015

Except the disclosure in the Note 6 to financial statements, the Company has evaluated subsequent events through November 20, 2015, which is the date the financial statements were available to be issued. The Company has determined that there are no further events to disclose.

F-9

FUNDTHATCOMPANY

FINANCIAL STATEMENTS

June 30, 2016

(Unaudited)

CONDENSED BALANCE SHEETS	F-11

CONDENSED STATEMENTS OF OPERATIONS	F-12

CONDENSED STATEMENTS OF CASH FLOWS	F-13

CONDENSED NOTES TO FINANCIAL STATEMENTS	F-14

F-10

FUNDTHATCOMPANY

CONDENSED BALANCE SHEETS

	June 30, 2016	September 30, 2015
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash	$52	$-

TOTAL CURRENT ASSETS	$52	$-

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Accounts payable	1,661	-
Due to related party	1,932	1,832

TOTAL CURRENT LIABILITIES	3,593	1,832

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S DEFICIT		-
Common stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares issued and outstanding	10,000	10,000
Subscription receivable	-	(10,000)
Accumulated deficit	(13,541)	(1,832)

TOTAL STOCKHOLDER’S DEFICIT	(3,541)	(1,832)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$52	$-

The accompanying notes are an integral part of these condensed financial statements.

F-11

FUNDTHATCOMPANY

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended June 30, 2016	Nine months ended June 30, 2016

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	$1,559	$1,434
Professional fees	-	10,275

TOTAL OPERATING EXPENSES	(1,559)	(11,709)

NET LOSS	(1,559)	(11,709)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	10,000,000	10,000,000

The accompanying notes are an integral part of these condensed financial statements.

F-12

FUNDTHATCOMPANY

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

Nine months ended June 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(11,709)
Adjustments to reconcile net loss to net cash used in operating activities	-
Changes in operating assets and liabilities	-
Accounts payable	1,661

NET CASH USED IN OPERATING ACTIVITIES	(10,048)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued for cash	10,000
Related party advances	100

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,100

NET INCREASE IN CASH	52

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$52

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these condensed financial statements.

F-13

FUNDTHATCOMPANY

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

FundThatCompany was incorporated in the State of Nevada as a for-profit Company on September 4, 2015 and established a fiscal year end of September 30. The Company is organized to establish a portal for Rewards-Based Crowdfunding.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $13,541. As at June 30, 2016, the Company has a working capital deficit of $3,541. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of December 31, 2015, the Company has not issued any shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form S-1. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended September 30, 2015 included in the Company’s S-1 filed with the Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the year ending September 30, 2016.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of June 30, 2016, there were no common stock equivalents outstanding.

F-14

FUNDTHATCOMPANY

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 (Unaudited)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at June 30, 2016 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On September 4, 2015, the Company issued 10,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $10,000.

On October 26, 2015, the Company received $10,000 for issued 10,000,000 common shares at $0.001 per share to the sole director and President of the Company on September 4, 2015

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended June 30, 2016, the CEO paid expenses of $1,932 on behalf of the Company. The amounts due to the related party are unsecured and non- interest-bearing with no set terms of repayment.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 16, 2016, which is the date the financial statements were available to be issued. The Company has determined that there are no further events to disclose.

F-15

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In section of the Registration Statement management discusses and analyzes forward looking statements that reflect the views of management in respect to the Company's future financial performance. Words used in these forward-looking statements are words that refer to future rustic events and are not based on substantial evidence. These words could be words like believe, expect, estimate, anticipate and project these are the words management believes project to forward looking financial performance and statements but are not limited to these words only. A potential investor cannot be completely certain that these statements will be accurate.

Results of Operations

From the date of the Company's inception September 4, 2015 to September 30, 2015 and for the three and nine months ended June 30, 2016, we have not started our plan of operation and have not generated any revenue. The Company has nil cash assets and liabilities of $1,832. For the period ended September 30, 2015, the company had expenses related to start-up costs categorized as Office and general expense of $1,832 resulting in a net loss of $1,832.

We did not earn any revenues for the nine months ended June 30, 2016. We incurred operating expenses in the amount of $11,709 for the nine months ended June 30, 2016. These operating expenses were comprised of g eneral and administrative expenses of $1,434 and professional fees of $10,275 for the nine month period ended June 30, 2016.  Total operating expenses from our inception September 4, 2015 to June 30, 2016 is $13,541. We do not anticipate earning significant revenue until such time as we have begun to implement our proposed Rewards-Based Crowdfunding portal.

Liquidity and Capital Resources

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

FundThatCompany has no substantial revenues anticipated for the next twelve months. Mr. Chayut Ardwichai has advanced to the Company $1,932 in loans. The founders stock is priced at $0.001 and Mr. Ardwichai has subscribed to 10,000,000 shares and is the holder of the majority of our common stock. He has verbally agreed to advance more funds to the company if needed. For the period ended September 30, 2015, the Company has $ nil in cash. Subsequent to the period payment for the founder shares of $10,000 was received by the Company on October 26, 2015. For the nine month period ended June 30, 2016 the Company has $52 in cash.

The Company is attempting to raise capital by shares sold at the end of this offering. There can be no guarantee that if we are successful in this offering that we will be able to sell any of our common stock. Any capital raised by the company through this registration statement will be applied by the Company to actions set forth in the Use of Proceeds on page 17. Should the company be unsuccessful in selling all its registered securities we will attempt to use the capital from this offering as per usages set out in the use of proceeds as per percentages.

Plan of Operations

During the next 12 months, FundThatCompany intends to continue its ongoing research and marketing plan by attending two tradeshows/conferences; The One Spark festival held once a year (in Jacksonville, Florida in April 2016). The other conference we have targeted is the Renewable Energy Conference to be held in London, UK in November of 2016. We also intend to develop a unique logo. We will also source third-party companies to assist us in social media and traditional marketing; and setting up the company's on-line platform website and begin to market our proposed rewards-based crowdfunding on-line site.

Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital to introduce its proposed and start sales. We intend to market our proposed platform through social media, crowdfunding trade shows/conferences/festivals, email campaigns and traditional media outlets. We have three planned stages to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from the sales of shares in this offering received by the Company as discussed below.

29

Assuming we sell 100% of the offering; in our first stage of our planned operations we intend to source out potential platform, website and logo designers for our rewards-based crowdfunding site. We will secure the services of contractors to develop our logo, develop our platform and website. We will engage a logo design firm to create a unique logo at an estimated cost of $3,500. The Company anticipates the first phase of our planned operations to be completed within 90 days of this offering.

The second phase of our planned operations, we intend to complete our proposed reward-based crowd funding platform and website. Estimate cost for development and launch of our on-line site is $55,000. The website will include help to project providers and contributors. We intend to include on our proposed platform advice, references and tools to assist project providers in; making a video; templates to summarize a campaign page; suggestions on setting a funding goal and deadline; suggestions on marketing a project to pledge donors; suggestions on rewards and perks. To contributors we plan to provide easy access to review potential projects, provide a diverse range or projects and have an interactive forum for contributors to discuss projects with each other. We will engage a Search Engine Optimization firm that will assist us, not only identifying to successfully market our product over the internet but to ensure a high presence and to achieve a high search engine ranking. We also plan to engage a social media firm to assist in marketing our site. We also intend to do some traditional print advertising. Estimated annual cost for these services is $63,000. We expect to have the second phase completed within 180 days of this offering.

The third phase of our planned operations will be to launch our proposed reward-based crowdfund on-line platform and begin our sales and marketing campaign. Estimated cost for sales and marketing campaign as indicated above is $63,000, including social media, print and traditional media advertising; attending trade shows/conferences and festivals such as "One Space" in Jackson, Florida the world's largest crowdfunding festival and of either a music or film festivals, as well as a technology trade show, estimated costs are $11,000. We expect to have the third phase completed with 320 days of this offering. With anticipate generating revenues within twelve months of this offering. Office supplies and telephone costs are estimated at $5,000 for the twelve month period. Total estimate expenditures for the next twelve months will be $150,000 including $12,515 in filing and reporting obligations with the SEC . (see Use of Proceeds page 17)

If we received only nominal funds from this offering, we plan to operate on a limited basis for the limited purpose of meeting our reporting obligations to the Securities and Exchange Commission ("SEC"). The plans of operation for reduced funding are as follows:

In the event the Company sells 25% of the shares offered, the Company intends to scale back its Website/platform development by providing a more basic web-site with fewer platform tools to assist project providers and eliminating the interactive forum for contributors and providing a reduced range of project categories thereby reducing our anticipate website/platform to $14,000; reduce logo design to $1,000 by engaging one of the many design contest websites at a reduced level. A website site will be functional within 180 days of funding but scaled back due to the reduced funding. Advertising will be scaled back to $6,000 with the funds being used in social media advertising. We will eliminate all print and traditional media advertising. Business travel and Trade show costs will be reduced to $3,000, allowing us to attend either a music, film festival or a technology trade show; office supplies and telephone will be reduced to $1,000. The Company will also maintain its filing and reporting obligations with the SEC of $12,515 . (see Use of Proceeds page 17)

In the event the Company sells 50% of the shares offered, the Company intends to scale back its Website/platform development by providing a mid-range web-site with fewer platform tools to assist project providers and eliminating the interactive forum for contributors and providing a reduced range of project categories thereby reducing our anticipate website/platform to $29,000; reduce logo design to $2,000 by engaging one of the many design contest websites. A website site will be functional within 180 days of funding but scaled back due to the reduced funding. Advertising will be scaled back to $24,000 with the majority of the funds used in social media advertising. We will eliminate all print and traditional media. Business travel and Trade show costs will be reduced to $5,000, allowing us to attend either a music or film festival or a technology trade show; office supplies and telephone will be reduced to $2,500. The Company will also maintain its filing and reporting obligations with the SEC of $12 , 515. (see Use of Proceeds page 17)

In the event the Company sells 75% of the shares offered, the Company intends to scale back its Website/platform development by providing a significant web-site with few less platform tools to assist project providers and introducing a modified version of the on-line forum for contributors and still providing a full range of project categories thereby reducing our anticipate website/platform interactive to $42,000; reduce logo design to $3,000, but will still be able to engage a logo design firm, however, with fewer options in logo design. A website site will be functional within 180 days of funding but scaled back due to the reduced funding. Advertising will be scaled back to $44,000 with the majority of the funds used in social media advertising; however we will begin to introduce some tradition print and traditional media advertising. Buiness travel and Trade show costs will be reduced to $7,000. This will allow us to attend the "One Space" in Jackson, Florida, the world's largest crowdfunding festival; office supplies and telephone will be reduced to $4,000. The Company will also maintain its filing and reporting obligations with the SEC of $12,515 (see Use of Proceeds page 17)

Changes in and Disagreements with Accountants on Accounting and Results of Operations

We have no changes in or disagreements with our independent registered accountant.

30

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and address of Executive Officer and/or Director	Age	Position

Chayut Ardwichai 555/114 Moo 9, Sattahip District, Chonburi, 20180, Thailand	40	President and Chief Executive Officer, Chief Financial Officer, Secretary Treasurer and Director

Chayut Ardwichai Biography

Mr. Chayut Ardwichai is a Lieutenant Commander in the Royal Thai Navy. His current position is head of nuclear chemical and biological defense; Damage Control Section, Fleet Training Command Headquarters, located in Chonburi, Thailand. He has been member of the Royal Thai Navy since 1996.

His education background includes; a Bachelor of Science in Physics, Burapha University (1997-2000); Bachelor of Public Health, Occupational Health and Safety, Sukhothaidhamatiraj University (2004-2006); Master of Engineering, Faculty of Safety Engineering, Kasetsart University (2009-2011)

Term of Office

Each of the directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our Board of Directors is currently composed of one member, Chayut Ardwichai, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objectives test, such as that the director is not and has not been for a least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director hat no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

31

Significant Employees

We have not employees. Our, President and Chief Executive Officer and Secretary, Chayut Ardwichai, is an independent contractor to us and currently devotes approximately fifteen hours per week to company matters. After receiving funding pursuant to our business plan Mr. Ardwichai intends to devote as much time as the Board of Directors deem necessary to management the affairs of the company.

Mr. Ardwichai has not been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of securities.

Mr. Ardwichai has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeds.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements.

Management/Director Compensation

There are no current employment agreements between the company and its officers. Mr. Ardwichai currently devotes approximately fifteen hours per week to manage the affairs of the company. He agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Executive Compensation

FundThatCompany has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows and then, the Company may enter into employment agreements with its sole officer and directors

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (September 4, 2015) through September 30, 2015:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Chayut Ardwichai
President	2015	0	0	0	0	0	0	0	0

We did not pay any salaries in 2015. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

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Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-ENDOPTION AWARDSSTOCK AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Chayut Ardwichai	0	0	0	0	0	0	0	0	0

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of FundThatCompany has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. FundThatCompany may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (September 4, 2015) through September 30, 2015.

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DIRECTORS COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Chayut Ardwichai	0	0	0	0	0	0	0

At this time, FundThatCompany has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of class	Name and Address Beneficial Owner [1]	Amount and nature of beneficial ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Chayut Ardwichai 555/114 Moss 9, Sattahip District, Chonburi, 20180, Thailand	10,000,000	100%	66.7%	72.7%	80.0%	88.9%
	All Officers and Directors as a Group (1 person)	10,000,000	100%	66.7%	72.7%	80.0%	88.9%

The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Ardwichai is the only "promoter" of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the Company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the Company's director no value would be gained on increasing the board.

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Changes in Control

We are not aware of any arrangement that might result in a change in control in the future.

Certain Relationships and Related Transactions

On September 4, 2015 we issued a total of 10,000,000 shares of common stock to Mr. Chayut Ardwichai, our sole officer and director, for total cash consideration of $10,000. The Company considered these securities as "Founders" shares. Mr. Chayut Ardwichai purchased his shares at par value being $0.001 per share, considerably lower than the $0.03 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Section 4(2)-Exempted Transactions of the Securities Act of 1933 transactions by an issuer not involving any public offering.

Our sole officer and director provides office space at no charge to the Company. As of June 30, 2016, Mr. Chayut Ardwichai had advanced funds to the Company in the amount of $1,932. The amount due to Mr. Ardwichai is unsecured, non-interest bearing, payable on demand with no written terms of repayment.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$15.11
Legal and Accounting fees and expenses	$10,000.00
Printing costs	$300.00
Transfer Agent	$2,200.00
Total	$12,515.11

All amounts are estimates other than the Commission's registration fee. FundThatCompany is paying all expenses of the offering listed above. Mr. Chayut Ardwichai, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process to effectiveness of this registration statement, but we will require full funding to begin to implement our complete business plan.

Indemnification of Directors and Officers

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Recent Sales of Unregistered Securities

FundThatCompany is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

On September 4, 2015 we have subscribed 10,000,000 common shares to our sole officer and director, Mr. Chayut Ardwichai for total consideration of $10,000, or $0.001 per share. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903 (b)(3) of the Regulation S, promulgated under the Securities Act of 1933 as amended (the "Securities Act"), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where the offering restrictions were implemented.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

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EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

3.3	Subscription Agreement

5.1	Legal Opinion with Consent

23.1	Consent of Accountant

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chonburi, Kingdom of Thailand, on September 19 , 2016.

FundThatCompany

By:	/s/ Chayut Ardwichai
Chayut Ardwichai
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chonburi, Kingdom of Thailand on September 19 , 2016.

FundThatCompany

By:	/s/ Chayut Ardwichai
Chayut Ardwichai
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

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